FORM OF
                                    AMENDMENT
                             DATED FEBRUARY 17, 2006
                                       TO
                               ADVISORY AGREEMENT
                                     BETWEEN
                               RYDEX DYNAMIC FUNDS
                            AND PADCO ADVISORS, INC.,
                              DATED APRIL 30, 2004,
                                   AS AMENDED

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                                     FORM OF
                                    AMENDMENT
                                       TO
                               ADVISORY AGREEMENT
                                      DATED
                           APRIL 30, 2004, AS AMENDED,
                                     BETWEEN
                               RYDEX DYNAMIC FUNDS
                                       AND
                              PADCO ADVISORS, INC.

The following amendment is applicable to Schedule A of the Advisory Agreement between Rydex Dynamic Funds (the "Trust") and PADCO Advisors, Inc. (the "Adviser"), dated April 30, 2004, as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

Schedule A of the Agreement is amended, effective February 17, 2006, to read as follows:

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

FUND                                           RATE
----                                           ----

Titan 500* .............................       0.90%

Titan 500 Master .......................       0.90%

Tempest 500* ...........................       0.90%

Tempest 500 Master .....................       0.90%

Velocity 100* ..........................       0.90%

Velocity 100 Master ....................       0.90%

Venture 100* ...........................       0.90%

Venture 100 Master .....................       0.90%

Long Dynamic Dow 30* ...................       0.90%

Long Dynamic Dow 30 Master .............       0.90%

Inverse Dynamic Dow 30* ................       0.90%

Inverse Dynamic Dow 30 Master ..........       0.90%

DYNAMIC RUSSELL 2000....................       X.XX%

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FUND                                           RATE
----                                           ----

INVERSE DYNAMIC RUSSELL 2000............       X.XX%

INVERSE DYNAMIC RUSSELL 2000 MASTER.....       X.XX%

DYNAMIC RUSSELL 2000 MASTER.............       X.XX%

* The fee will be reduced to 0.00% for any period during which the Fund invests through a master-feeder structure.

ADDITIONS ARE NOTED IN BOLD.

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In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 17th day of February, 2006.

                                               RYDEX DYNAMIC FUNDS


                                               By:________________________
                                               Name: Carl G. Verboncoeur
                                               Title:   President


                                               PADCO ADVISORS, INC.


                                               By:_________________________
                                               Name: Carl G. Verboncoeur
                                               Title:   Chief Executive Officer